EXHIBIT 10.17

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

IX ENERGY, INC.

PROMISSORY NOTE
(non-negotiable)

$ 900,000	July 21, 2008

FOR VALUE RECEIVED IX Energy, Inc., a Delaware corporation (the "Company"), promises to pay to IX Energy Investment, LLC (the "Holder"), the principal amount of Nine-Hundred Thousand Dollars ($900,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest from the date of this Note on the unpaid principal balance at a rate equal to eighteen percent (18%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days All unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, shall be due and payable on or before the third business day following the final payment to the Company by the City of New Orleans, or any affiliate thereof, in connection with the Company's solar panel installation project at the following schools: International School of Louisiana, New Orleans Charter Science and Mathematics High School, Pierre A Capdau - UNO Charter School, Warren Easton Senior High School and John Dibert School, as set forth in the agreements attached hereto as Exhibit A.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.    Event or Default.

(a)    For purposes of this Note, an "Event of Default" means:

(i)    the Company shall default in the payment of interest and/or principal on this Note. or

(ii)   the Company shall fail to materially perform any covenant. term, provision, condition, agreement or obligation of the Company under this Note (other than for non-payment) and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure; or

(iii)    the Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

(iv)    a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(v)    any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(vi)    the Company shall sell or otherwise transfer all or substantially all of its assets; or

(vii)    bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

(viii)    the Company shall be in material default of any of its indebtedness that gives the holder thereof the right to accelerate such indebtedness

(b)    Upon the occurrence of an Event of Default, the principal and unpaid interest under this Note shall bear interest at the lesser of 24.00% per annum or the maximum lawful rate authorized under applicable law, and the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, be immediately due and payable. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

2.    Prepayment. The Company may prepay this Note at any time, in whole or in part, provided any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

3.    Miscellaneous.

(a)    Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and. in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

(b)    Payment. All payments under this Note shall be made in lawful tender of the United States.

(c)    Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(d)    Usury. in the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(e)    Waiver and Amendment. Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(f)    Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing sent by mail, facsimile with printed confirmation, nationally recognized overnight carrier or personal delivery and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed.

To the Company:

IX Energy, Inc.
711 3rd Ave. #1505
New York, NY 10017

To Holder:

IX Energy Investment, LLC
c/o Scott Schlesinger, MD
218 Hon Street
Hoboken, NJ 07030

(g)    Expenses; Attorneys' Fees. If action is instituted to enforce or collect this Note, the Company promises to pay all reasonable costs and expenses, including. without limitation, reasonable attorneys' fees and costs, incurred by the Holder in connection with such action.

(h)    Successors and Assigns. This Note may not be assigned or transferred by the Holder without the prior written consent of the Company. Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

(i)    Governing Law; Jurisdiction. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, FINAL JUDGEMENT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON EACH PARTY DULY SERVED WITH PROCESS THEREIN AND MAY BE ENFORCED IN THE COURTS OF THE JURISDICTION OF WHICH EITHER PARTY OR ANY OF THEIR PROPERTY IS SUBJECT, BY A SLIT UPON SUCH JUDGMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written by its duly authorized officer.

IX ENERGY, INC. By: /s/ Joseph Earle Name: Joseph Earle Title: Chief Financial Officer